UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2005

VERITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26880	77-0182779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

894 Ross Drive

Sunnyvale, California 94089

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 541-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 8, 2005, the law firm of Lerach Coughlin Stoia Geller Rudman & Robbins LLP filed a class action lawsuit in the Superior Court of the State of California, County of Santa Clara, purportedly on behalf of the stockholders of Verity, Inc., against Verity and its directors, alleging that Verity’s directors breached their fiduciary duties to the stockholders of Verity in connection with the granting of stock options, certain severance arrangements previously entered into with Verity’s executive officers and the approval of the announced execution of a definitive agreement to be acquired by Autonomy Corporation plc. The complaint seeks to enjoin the defendants from completing the acquisition as currently contemplated.

Verity and its directors intend to take all appropriate actions to defend the suit.

It is possible that additional similar complaints may be filed in the future. If this does occur, Verity expects that all similar complaints will eventually be consolidated into a single action. Verity does not intend to announce the filing of any similar complaints unless they contain allegations that are substantially distinct from those made in the pending action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VERITY, INC.

Dated: November 9, 2005	By:	/s/ Steven R. Springsteel
Steven R. Springsteel
President and Chief Financial Officer